Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED NET LOSS OF $389.9 MILLION FOR THE THIRD QUARTER 2012

Consolidated pre-tax results for the third quarter of 2012 negatively impacted by $461.1 million of pre-tax losses related to August 1, 2012 technology issue

Third quarter pre-tax results also include $143.0 million non-cash write-down of assets due to impairment

As of September 30, 2012, Knight had $420.8 million in cash and cash equivalents as well as more than $250.0 million in excess regulatory capital

JERSEY CITY, New Jersey (October 17, 2012) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported a consolidated net loss for the third quarter of 2012 of $389.9 million, or $602.9 million before income tax benefits. The results included pre-tax losses of $461.1 million related to the technology issue that occurred on August 1, 2012 and subsequent related costs, as well as a $143.0 million non-cash pre-tax charge due to the write-down of goodwill and intangible assets.

The third quarter 2012 GAAP net loss attributable to common stockholders was $764.3 million, or $6.30 per share, which includes a $373.4 million, or $3.08 per share, non-cash deemed dividend resulting from a beneficial conversion feature related to our August 6, 2012 $400.0 million convertible preferred share issuance as well as losses related to the technology issue of $2.46 per share, and the asset impairment charges of $0.76 per share. On a non-GAAP basis, the third quarter 2012 net income attributable to common shareholders was $817,000 or $0.01 per share. A reconciliation of GAAP to non-GAAP results is included below.

For the third quarter of 2011, the company reported consolidated earnings of $26.9 million, or $0.29 per diluted share, which included a pre-tax restructuring charge for severance, write-down of assets and related costs of $28.6 million, equivalent to $0.19 per diluted share.

Net negative revenues for the third quarter of 2012 were $189.8 million, inclusive of $457.6 million in trading losses related to August 1st, compared to revenues of $397.4 million for the third quarter of 2011.

As of September 30, 2012, the company had $420.8 million in cash and cash equivalents. The company had $1.5 billion in aggregate stockholders’ equity and preferred shares as of September 30, 2012, equivalent to a book value of $4.05 per share (which includes preferred shares on an as-converted basis). The company had $1.4 billion in stockholders’ equity as of September 30, 2011, equivalent to a book value of $14.64 per share. Tangible book value as of September 30, 2012 was $3.26 per share (which includes preferred shares on an as-converted basis) as compared to $10.24 at September 30, 2011.

“In the aftermath of the technology issue that occurred on August 1, 2012, Knight began the process of effecting a recovery,” said Tom Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “The recapitalization restored the firm’s liquidity and capital, Knight’s market share in U.S. equities substantially rebounded, and we’ve undertaken measures to enhance processes and controls. Obviously, consolidated financial results were negatively impacted by the trading losses, related expenses and subsequent non-cash write-downs. We are gratified though that, if one backs out these items, we made a small profit on an operating basis. Overall, I believe the recovery to date speaks to the strength of our offering, the dedication of Knight’s client teams, and deep client relationships we enjoy.”

As described more fully in a Form 8-K filing on August 6, 2012, the company raised $400.0 million in equity financing through a convertible preferred share offering. Under the terms of the transaction, Knight issued two percent preferred shares that may be converted into Knight Class A Common Stock at $1.50 per share. The $1.50 conversion price was lower than the market value of Knight’s shares on August 6, 2012 which, under GAAP, results in a beneficial conversion feature which is treated as a deemed dividend to the preferred shareholders for purposes of calculating earnings per share attributable to common shareholders.

“Continuing operations” includes the company’s Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other segments. Market Making consists of all global market making across equities, fixed income, foreign exchange, futures and options as well as the company’s activities as a Designated Market Maker at the NYSE. Institutional Sales and Trading includes full-service institutional research, sales and trading as well as equity and debt capital markets, reverse mortgage origination and securitization, and asset management. Electronic Execution Services includes Knight Direct, Knight Hotspot FX and Knight BondPoint. Corporate and Other includes strategic investments primarily in financial services-related ventures, futures execution and custody services, clearing and settlement activity, corporate overhead expenses and all other income and expenses that are not attributable to the other reporting segments.

	Q3 2012	Q3 2011

Revenues ($ thousands)	(189,838)	397,442
Net (loss) income ($ thousands)	(389,921)	26,936
Diluted EPS GAAP basis($)	(6.30)	0.29
Diluted EPS Non-GAAP basis($)	0.01	0.29
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	16.7	29.3
Average daily trades (thousands)	2,507.5	4,189.6
Nasdaq and Listed shares traded (billions)	37.9	60.6
FINRA OTC Bulletin Board and Other shares traded (billions)	151.2	174.6
Average revenue capture per U.S. equity dollar value traded (bps)	(3.29)	1.04
Average revenue capture per U.S. equity dollar value traded, excluding impact of August 1st technology issue (bps) *	1.04	1.04
Average daily Knight Direct equity shares (millions)	174.8	196.7
Average daily Knight Hotspot FX notional dollar value traded ($ billions)**	24.1	32.2

	YTD 2012	YTD 2011

Revenues ($ thousands)	448,441	1,063,200
Net (loss) income ($ thousands)	(353,525)	74,999
Diluted EPS GAAP basis($)	(7.20)	0.79
Diluted EPS Non-GAAP basis($)	0.55	0.79
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	19.9	26.0
Average daily trades (thousands)	3,050.6	3,632.7
Nasdaq and Listed shares traded (billions)	130.9	165.5
FINRA OTC Bulletin Board and Other shares traded (billions)	489.3	757.2
Average revenue capture per U.S. equity dollar value traded (bps)	(0.27)	1.00
Average revenue capture per U.S. equity dollar value traded, excluding impact of Facebook IPO and August 1st technology issue (bps) *	1.02	1.00
Average daily Knight Direct equity shares (millions)	203.1	174.9
Average daily Knight Hotspot FX notional dollar value traded ($ billions)**	26.7	30.4

*	Statistic excludes $26.0 million in trading losses related to the Facebook IPO for YTD 2012 and $456.6 million in trading losses related to the August 1st technology issue for Q3 and YTD 2012.
**	In the second quarter of 2012, Knight modified the reporting of Knight Hotspot FX notional dollar value traded volume to count one side of the transaction. The company previously counted total client volume to include both sides of the transaction. The company posts Knight Hotspot FX volume statistics each month to its web site, which has been updated to show one-sided volume statistics dating back to the beginning of 2010.

Market Making

During the third quarter of 2012, the Market Making segment generated total net negative revenues of $341.2 million and a pre-tax loss of $452.0 million. The revenue and pre-tax results include trading losses related to the August 1st technology issue of $457.6 million. Also included in the pre-tax results is a charge of $11.9 million related to the write-down of intangible assets. In the third quarter of 2011, Market Making reported total revenues of $204.9 million and pre-tax income of $69.2 million, which included a restructuring charge of $547,000.

“The Market Making segment bore the near full financial impact of the trading loss incurred as a result of the technology issue,” said Mr. Joyce. “Contributing to the poor results was a continued decline in retail trading activity and muted market volatility as well as a non-cash write-down of intangibles associated with Knight’s designated market making unit. Nevertheless, Knight’s work to minimize the client impact caused by the August 1st technology issue was largely successful. Clients of Market Making were among the first to resume trading with Knight following the technology issue which drove the substantial recovery in market share over the ensuing weeks. And we’re pleased that revenue capture remained strong at 1.04 basis points, when you exclude the impact of the trading losses, which is a testament to Knight’s capabilities.”

Institutional Sales and Trading

During the third quarter of 2012, the Institutional Sales and Trading segment generated total revenues of $101.7 million and a pre-tax loss of $140.8 million, which included a charge of $131.1 million primarily related to the write-down of goodwill within our fixed income and Astor businesses. In the third quarter of 2011, Institutional Sales and Trading reported total revenues of $145.4 million and a pre-tax loss of $15.6 million, which included a restructuring charge of $23.9 million.

“The Institutional Sales and Trading segment felt a subsequent impact from the technology issue,” said Mr. Joyce. “A pullback by clients of Institutional Sales and Trading in the immediate aftermath compounded pressure on secondary volumes due to the continued weakness in institutional trading activity. A non-cash write-down for goodwill and intangibles associated with institutional fixed income and asset management further hampered results. We’re pleased with the strong return of clients in the intervening period through the determined efforts of the client teams. Also, among the positive developments, Urban rose to second in industry rankings of reverse mortgage origination.”

Electronic Execution Services

During the third quarter of 2012, the Electronic Execution Services segment generated total revenues of $34.8 million and pre-tax income of $6.3 million. In the third quarter of 2011, Electronic Execution Services reported total revenues of $45.1 million and pre-tax income of $13.8 million, which included a restructuring charge of $392,000.

“The Electronic Execution Services segment demonstrated incredible resilience amid the adversity,” said Mr. Joyce. “Despite the technology issue and a temporary decline in client activity, trade volumes not only held steady for the quarter but outperformed their respective markets. Knight Direct, Knight Hotspot FX and Knight BondPoint all posted market share gains year over year. The respective sales efforts and pace of new account openings continued to demonstrate strong acceptance of the electronic trading products.”

Corporate and Other

During the third quarter of 2012, the Corporate and Other segment reported a pre-tax loss of $16.4 million, which included $3.5 million in professional fees related to the events surrounding the August 1st technology issue. In the third quarter of 2011, the Corporate and Other segment reported a pre-tax loss of $23.0 million, which included a restructuring charge of $3.8 million.

“During the third quarter of 2012, Knight made tremendous progress toward a recovery,” said Mr. Joyce. “Client teams are continuously engaged in getting clients back up to trading at previous levels as well as developing greater opportunities. We’re undertaking a simultaneous process to further strengthen controls and processes. And we look forward to reestablishing a clean base of earnings in the quarters to come from which to help rebuild both Knight’s valuation and reputation.”

Headcount at September 30, 2012 was 1,545 full-time employees, compared to 1,391 full-time employees at September 30, 2011.

During the third quarter of 2012, the company did not repurchase any shares under the company’s existing stock repurchase program. To date, the company has repurchased 76.7 million shares for $879.1 million. The company has approximately $120.9 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Non-GAAP financial presentations

The company believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding the company’s operating results. Selected financial information is included in the company’s non-GAAP financial presentations for the three and nine months ended September 30, 2012. This information includes the effects due to the August 1, 2012 technology issue and subsequent related costs, the write-down of goodwill and intangible assets, trading losses related to the Facebook IPO and a gain resulting from a change in the tax status of a strategic investment. We believe these presentations provide meaningful information to shareholders and investors as it provides comparability for our results of operations for the three and nine months ended September 30, 2012 with the results for the periods ended September 30, 2011. See schedules below for a full reconciliation of GAAP to non-GAAP financial presentations.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its third quarter 2012 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, October 17, 2012. To access Knight’s earnings conference call, please dial 800-723-6498 for domestic callers or 785-830-7989 for international callers. When prompted, please enter passcode 8976848. A replay of the third quarter 2012 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 8976848. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2012 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the August 1, 2012 technology issue that resulted in the Company sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to the Company’s capital structure and business as well as actions taken in response thereto and consequences thereof, risks associated with the Company’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks associated with changes in market structure, legislative, regulatory or financial reporting rules, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under “Certain Factors Affecting

Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011 and in the Company’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Kara Fitzsimmons	Jonathan Mairs
Managing Director,	Director,
Media Relations	Corporate Communications
201-356-1523 or	& Investor Relations
kfitzsimmons@knight.com	201-356-1529 or
jmairs@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Revenues
Commissions and fees	$144,217	$207,252	$501,920	$585,324
Net trading revenue	(343,618)	185,981	(90,396)	463,578
Interest, net	4,812	(1,201)	17,874	4,205
Investment income and other, net	4,751	5,410	19,043	10,093

Total revenues	(189,838)	397,442	448,441	1,063,200

Expenses
Employee compensation and benefits	124,638	157,201	402,770	446,290
Execution and clearance fees	46,731	63,589	153,179	175,775
Communications and data processing	25,788	23,137	72,545	65,552
Payments for order flow	20,099	22,985	61,942	66,031
Interest	12,330	10,822	39,769	30,242
Depreciation and amortization	11,924	13,747	38,713	40,480
Professional fees	8,066	5,530	18,933	15,398
Occupancy and equipment rentals	7,127	7,026	20,007	21,526
Business development	4,983	5,909	16,040	16,870
Restructuring	—	28,624	—	28,624
Writedown of assets and lease loss accrual	143,034	1,333	143,034	2,278
Other	8,302	13,095	25,014	30,152

Total expenses	413,022	352,998	991,946	939,218

(Loss) Income from continuing operations before income taxes	(602,860)	44,444	(543,505)	123,982
Income tax (benefit) expense	(212,939)	17,449	(189,980)	48,605

(Loss) Income from continuing operations, net of tax	(389,921)	26,995	(353,525)	75,377
Loss from discontinued operations, net of tax	—	(59)	—	(378)

Net (loss) income	$(389,921)	$26,936	$(353,525)	$74,999

Dividend on convertible preferred shares	(1,051)	—	(1,051)	—
Deemed dividend related to beneficial conversion feature of convertible preferred shares	(373,364)	—	(373,364)	—

Net (loss) income attributable to common stockholders	$(764,336)	$26,936	$(727,940)	$74,999

Basic earnings per share from continuing operations	$(6.30)	$0.29	$(7.20)	$0.82

Diluted earnings per share from continuing operations	$(6.30)	$0.29	$(7.20)	$0.80

Basic earnings per share	$(6.30)	$0.29	$(7.20)	$0.82

Diluted earnings per share	$(6.30)	$0.29	$(7.20)	$0.79

Shares used in computation of basic earnings per share	121,246	91,564	101,044	91,877

Shares used in computation of diluted earnings per share	121,246	93,840	101,044	94,803

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Cash and cash equivalents	$420,808	$467,633
Cash and securities segregated under federal and other regulations	137,794	11,010
Financial instruments owned, at fair value:
Equities	1,170,813	1,416,090
Debt securities	248,916	134,631
Listed equity options	132,379	280,384
Loan inventory	151,772	206,572
Other financial instruments	109	21,483
Securitized HECM loan inventory	3,410,607	1,722,631

Total financial instruments owned, at fair value	5,114,596	3,781,791
Collateralized agreements:
Securities borrowed	1,060,049	1,494,647
Receivable from brokers, dealers and clearing organizations	944,239	623,897
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	107,947	111,464
Investments	97,620	83,231
Goodwill	218,600	337,843
Intangible assets, less accumulated amortization	68,170	92,889
Tax receivable	173,638	9,788
Other assets	242,393	138,758

Total assets	$8,585,854	$7,152,951

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,080,339	$1,369,750
Listed equity options	111,691	254,506
Debt securities	99,679	63,073
Other financial instruments	4,431	34,563

Total financial instruments sold, not yet purchased, at fair value	1,296,140	1,721,892
Collateralized financings:
Securities loaned	353,953	697,998
Financial instruments sold under agreements to repurchase	471,349	420,320
Other secured financings	115,311	59,405
Liability to GNMA trusts, at fair value	3,383,240	1,710,627

Total collateralized financings	4,323,853	2,888,350

Payable to brokers, dealers and clearing organizations	303,277	322,660
Payable to customers	460,826	23,664
Accrued compensation expense	131,970	188,939
Accrued expenses and other liabilities	183,611	121,083
Long-term debt	410,089	424,338

Total liabilities	7,109,766	5,690,926

Convertible preferred shares	259,278	—
Equity
Class A common stock	2,542	1,664
Additional paid-in capital	1,367,625	850,837
Retained earnings	705,380	1,433,320
Treasury stock, at cost	(859,109)	(823,023)
Accumulated other comprehensive income (loss)	372	(773)

Total equity	1,216,810	1,462,025

Total liabilities and equity	$8,585,854	$7,152,951

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011 (1)
Market Making
Revenues (2) (4)	$(341,154)	$204,879	$(75,499)	$517,105
Expenses (3) (6)	110,810	135,691	325,402	345,376

Pre-tax (loss) earnings	(451,964)	69,188	(400,901)	171,729

Institutional Sales and Trading
Revenues (4)	101,719	145,440	353,654	407,697
Expenses (3) (6)	242,526	160,992	487,293	434,908

Pre-tax loss	(140,807)	(15,552)	(133,639)	(27,211)

Electronic Execution Services
Revenues	34,778	45,088	122,287	127,347
Expenses (6)	28,511	31,251	92,405	90,340

Pre-tax earnings	6,267	13,838	29,882	37,007

Corporate and Other
Revenues (5)	14,819	2,034	47,999	11,051
Expenses (3) (6)	31,176	25,064	86,846	68,595

Pre-tax loss	(16,356)	(23,030)	(38,847)	(57,544)

Consolidated
Revenues	(189,838)	397,442	448,441	1,063,200
Expenses	413,022	352,998	991,946	939,218

Pre-tax (loss) earnings	$(602,860)	$44,444	$(543,505)	$123,982

*	Totals may not add due to rounding.

(1) -	Prior period amounts have been recast to conform with current period segment presentation.
Such recast had no effect on previously reported Consolidated Pre-tax earnings.
(2) -	Included in revenues for the three and nine months ended September 30, 2012 is a trading loss of $457.6 million related to the August 1st technolgy issue.
(3) -	Included in expenses for the three and nine months ended September 30, 2012 is a writedown of assets of $143.0 million which includes $11.9 million for Market Making and $131.1 million for Institutional Sales and Trading. Additionally, the Corporate and Other segment includes $3.5 million in professional fees related to the August 1st technology issue.
(4) -	Included in revenues for the nine months ended September 30, 2012 is a Facebook IPO trading loss of $35.4 million which includes $26.0 million for Market Making and $9.4 million for Institutional Sales and Trading.
(5) -	Included in revenues for the nine months ended September 30, 2012 is a gain on a strategic investment of $10.0 million.
(6) -	Included in expenses for the three and nine months ended September 30, 2011 is a Restructuring charge of $28.6 million which includes $0.5 million for Market Making, $23.9 million for Institutional Sales and Trading, $0.4 million for Electronic Execution Services, and $3.8 million for Corporate and Other.

KNIGHT CAPITAL GROUP, INC.

Regulation G Reconciliation of Non-GAAP financial measures

(in thousands)

Three months ended September 30, 2012	Market Making	Institutional Sales and Trading	Electronic Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Pre-Tax (Loss) Income	$(451,964)	$(140,807)	$6,267	$(16,356)	$(602,860)
August 1st trading loss and related costs	457,570	—	—	3,520	461,090
Writedown of assets	11,917	131,117	—	—	143,034

Non-GAAP Pre-Tax Income (Loss)	$17,522	$(9,690)	$6,267	$(12,836)	$1,263

*	Totals may not add due to rounding

Nine months ended September 30, 2012	Market Making	Institutional Sales and Trading	Electronic Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Pre-Tax (Loss) Income	$(400,901)	$(133,639)	$29,882	$(38,847)	$(543,505)
August 1st trading loss and related costs	457,570	—	—	3,520	461,090
Writedown of assets	11,917	131,117	—	—	143,034
Facebook IPO trading losses	25,975	9,385	78	—	35,438
Investment gain	—	—	—	(9,992)	(9,992)

Non-GAAP Pre-Tax Income (Loss)	$94,561	$6,863	$29,960	$(45,319)	$86,064

*	Totals may not add due to rounding

KNIGHT CAPITAL GROUP, INC.

Regulation G Reconciliation of Non-GAAP financial measures

(in thousands, except per share amounts)

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	$	EPS	$	EPS
Reconciliation of GAAP Net Loss to Non - GAAP Net Income :
Net loss attributable to common stockholders - GAAP	$(764,336)	$(6.30)	$(727,940)	$(7.20)
Add back:
Deemed dividend related to beneficial conversion feature of convertible preferred shares	373,364	3.08	373,364	3.70
Dividend on convertible preferred shares	1,051	0.01	1,051	0.01
August 1st trading loss and related costs	298,226	2.46	299,917	2.97
Writedown of assets	92,512	0.76	93,037	0.92
Facebook IPO trading losses	—	—	23,051	0.23
Investment gain	—	—	(6,499)	(0.06)

Net income attributable to common stockholders - Non-GAAP	$817	$0.01	$55,981	$0.55

Shares used in computation of earnings per share		121,246		101,044

*	Totals may not add due to rounding